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                                                                   EXHIBIT 12.02


                      Travelers Group Inc. and Subsidiaries
           Computation of Ratio of Earnings to Combined Fixed Charges
                             and Preferred Dividends
                    (In millions of dollars except for ratio)

                                                                             Nine months
                                                                                ended
                                                                               September 30,       Year end December 31,
                                                                          ------------------- -------------------------------
                                                                                    1998                1997            1996
------------------------------------------------------------------------- ---------------     ---------------- --------------
Income from continuing operations before income taxes,
  minority interests and cumulative effect of accounting changes                  $3,889              $5,012          $5,008

Elimination of undistributed equity earnings................                           -                   -               -

Pre-tax minority interest...................................                           -                   -               -

Other adjustments...........................................                           -                   -               1

Add:
  Interest..................................................                       9,805              11,443           8,927
  Interest portion of rentals...............................                          93                 142             132
                                                                          ---------------     --------------- ---------------

Income available for fixed charges..........................                     $13,787             $16,597         $14,068
                                                                          ---------------     --------------- ---------------
                                                                          ---------------     --------------- ---------------
Fixed charges:
  Interest..................................................                      $9,805             $11,443          $8,927
  Interest portion of rentals...............................                          93                 142             132
                                                                          ---------------     --------------- ---------------

Fixed charges...............................................                       9,898              11,585           9,059
                                                                          ---------------     --------------- ---------------

Preferred dividends.........................................                         139                 210             244
                                                                          ---------------     --------------- ---------------

Total fixed charges and preferred dividends.................                     $10,037             $11,795          $9,303
                                                                          ---------------     --------------- ---------------
                                                                          ---------------     --------------- ---------------
Ratio of earnings to combined fixed charges and
  preferred dividends.......................................                       1.37x               1.41x           1.51x
                                                                          ---------------     --------------- ---------------
                                                                          ---------------     --------------- ---------------





                                                                                                    Year end December 31,
                                                                        ------------------------------------------------
                                                                                   1995            1994            1993
----------------------------------------------------------------------  - --------------- --------------- ---------------
Income from continuing operations before income taxes,
  minority interests and cumulative effect of accounting changes                 $3,320          $1,025         $3,034

Elimination of undistributed equity earnings................                          -               -           (116)

Pre-tax minority interest...................................                          -               -            (32)

Other adjustments...........................................                          -               -              22

Add:
  Interest..................................................                      9,378           7,626           6,821
  Interest portion of rentals...............................                        135             159             105
                                                                         --------------- --------------- ---------------

Income available for fixed charges..........................                    $12,833          $8,810          $9,834
                                                                         --------------- --------------- ---------------
                                                                         --------------- --------------- ---------------

Fixed charges:
  Interest..................................................                     $9,378          $7,626          $6,821
  Interest portion of rentals...............................                        135             159             105
                                                                         --------------- --------------- ---------------

Fixed charges...............................................                      9,513           7,785           6,926
                                                                         --------------- --------------- ---------------

Preferred dividends.........................................                        237             199             124
                                                                         --------------- --------------- ---------------

Total fixed charges and preferred dividends.................                     $9,750          $7,984          $7,050
                                                                         --------------- --------------- ---------------
                                                                         --------------- --------------- ---------------

Ratio of earnings to combined fixed charges and
  preferred dividends.......................................                      1.32x           1.10x           1.39x
                                                                         --------------- --------------- ---------------
                                                                         --------------- --------------- ---------------
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